UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 18, 2007
PINNACLE BANCSHARES, INC.
(Exact name of Registrant as Specified in Charter)

Delaware	1-12707	72-1370314

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1811 Second Avenue, Jasper, Alabama 35502-1388
(Address of Principal Executive Offices)
(205) 221-4111
Registrant’s telephone number, including area code
NOT APPLICABLE

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On October 18, 2007, Pinnacle Bancshares, Inc. issued a press release to announce that it is commencing a tender offer for the purchase of all shares of its common stock held by persons owning 99 or fewer shares as of the close of business on October 10, 2007. The Company will pay $16.25 for each share of its common stock properly tendered by an eligible stockholder, plus $50.00 to each eligible stockholder who accepts the offer. The offer will be made pursuant to the Offer to Purchase dated October 18, 2007, and related materials, and will expire at 5:00 p.m. Central Time on December 3, 2007, unless otherwise extended or earlier terminated. The offer is being made solely by the Offer to Purchase and accompanying Letter of Transmittal, each dated October 18, 2007, which will be mailed to stockholders beginning October 18, 2007. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference.
ITEM 9.01 Financial Statements and Exhibits
     (d) Exhibits.
          Exhibit 99.1 — Press Release dated October 18, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PINNACLE BANCSHARES, INC.
Date: October 18, 2007	By:	/s/ Robert B. Nolen, Jr.
Robert B. Nolen, Jr.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number
99.1	Press Release dated October 18, 2007, issued by the Registrant.